Exhibit 4.8

THUNDER MOUNTAIN GOLD, INC.

(A Nevada Corporation)

5248 W. Chinden Blvd., Boise Idaho 83714

Facsimile (775) 738-3582

SUBSCRIPTION/SUITABILITY AGREEMENT

Instructions

PLEASE COMPLETE AND SIGN TWO COPIES OF THE

SUBSCRIPTION/SUITABILITY AGREEMENT

 AND SEND TO THUNDER MOUNTAIN GOLD INC.

Thunder Mountain Gold Inc.

Unit Subscription Agreement-Page 1

SUBSCRIPTION/SUITABILITY AGREEMENT

FOR

THUNDER MOUNTAIN GOLD, INC.

THE COMPANY HAS THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION, IN WHOLE OR IN PART, FOR ANY REASON AND AT ANY TIME PRIOR TO THE CLOSING DATE OF THIS OFFERING, NOTWITHSTANDING PRIOR RECEIPT BY THE SUBSCRIBER OF NOTICE OF ACCPTANCE OF SUBSCRIPTION.

1.

Subscription: The undersigned,            Ronald W. Guill

("Subscriber") hereby subscribes for           1,250,000     Units of THUNDER MOUNTAIN GOLD, INC., a Nevada Corporation (“THMG” or "Company") (“Units"), for and in consideration of $          250,000            ($0.20 per Unit, minimum individual investment $100,000),  to be paid upon execution of this Agreement, and on the terms and conditions described herein, for up to 2,500,000 Units composed of  Series A Common Stock Purchase Warrants and shares of restricted Common Stock. Each Unit is composed of: (i) One share of restricted Common Stock; (ii) Series A Common Stock Purchase Warrant to acquire  1/2 Series B Common Stock Purchase Warrant. If all of the 2,500,000 Units offered in the private placement are sold, the Company would receive gross proceeds of $500,000. Such Subscription is subject to the following terms and conditions:

a.

Tender of Purchase Price:  Subscriber tenders to the Company (I) the purchase price either by a check payable to the order of  “THUNDER MOUNTAIN GOLD, INC., a  Nevada Corporation”; or a wire transfer to an account maintained by THUNDER MOUNTAIN GOLD, INC., a Nevada Corporation, pursuant to written instructions provided to Subscriber by the Company (Bank Routing Number XXXXXXX; Bank Account XXXXXXXXX Attention: Thunder Mountain Gold, Inc.); (II) two manually executed copies of this Subscription Agreement, one manually executed counterpart of the Suitability Questionnaire delivered to the Company at 5248 W. Chinden Blvd., Boise, Idaho 83714, Facsimile (208) 322-5626, Attention: Jim Collord; (III) two manually executed copies of the Series A Common Stock Purchase Warrant.

(i)

After Closing, the Company will notify Subscriber as to whether he/she/its subscription has been accepted.

b.

Closing: The Offering will terminate on May 15, 2010, unless extended by the Company and without notice to the Subscriber, and sold to those subscribers whose subscriptions have been accepted (the "Closing Date"). There is no minimum offering amount, and all proceeds would be placed directly into the accounts of the Company. The Units subscribed for herein will not be deemed issued to, or owned by, the Subscriber until the Subscription Agreement has been executed by Subscriber and countersigned by the Company and Closing has occurred.

c.

Issuance of Securities:  Within 10 days of the Closing Date, THMG will cause its Transfer Agent to deliver, the certificates representing the securities underlying the Units, e.g. the Series A Common Stock Purchase Warrant and Common Stock. The Certificates representing the Series A Common Stock Purchase Warrant and the Common Stock certificate(s) delivered pursuant to this Subscription bear a legend in the following form, as follows, unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"), AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES ACTS; AND IS A RESTRICTED SECURITY AS DEFINED BY RULE 144 OF THE ACT. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES SHALL BE EFFECTIVE UNDER THE ACT OR ANY OTHER FEDERAL OR STATE SECURITIES ACTS OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE ACT IS EFFECTIVE, AND, (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE COMPANY THAT NO VIOLATIONS OF ANY SECURITIES ACTS WILL BE INVOLVED IN ANY TRANSFER.

d.

If the Units and underlying securities represented by this certificate have been held for a period of at least one (1) year and if Rule 144 the Securities Act of 1933, as amended ("Act"), is applicable (there being no representations by the Company that Rule 144 is applicable), then the undersigned may make sales of the Units and underlying securities only under the terms and conditions prescribed by Rule 144 of the Act or Exemptions therefrom.

e.

A description of the rights, preferences, designations, qualifications of the Units, and underlying securities are as set forth in Confidential Memorandum of Terms and (Sample) Series A Common Stock Purchase Warrant (and uderlying Derivative Securities) which Subscriber acknowledges having reviewed.

2.

Representations and Warranties: Subscriber hereby represents and warrants to THMG:

a.

Subscriber understands that the UNITS, COMMON STOCK, SERIES A WARRANTS, AND UNDERLYING DERIVATIVE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF NEVADA, CALIFORNIA, IDAHO OR ANY OTHER STATE SECURITIES AGENCIES.

b.

Subscriber is not an underwriter and acquired the Units, Common Stock, Series A Warrants, and Underlying Derivative Securities solely for investment for his/her own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the Federal Securities Acts, the Nevada, California, Idaho State Securities Acts, or any other applicable State Securities Acts.

c.

Subscriber understands the speculative nature and risks of investments associated with THMG, and confirms that the Units, Common Stock, Series A Warrants, and underlying Derivative Securities would be suitable and consistent with his/her investment program and that his/her financial position enables Subscriber to bear the risks of this investment; and that there may not be any public market for the securities for herein.

Such risks include, but are not limited to the following: We face inherent risks and hazards commonly faced in the exploration and development of mining properties that may adversely impact our growth strategy. These risks and hazards include but are not limited to the following: very limited finances; “going concern” opinion on our financial statements; competition from other more mature and better financed mining companies; we are underfinanced to develop properties; a substantial or extended decline in metals prices would

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have a material adverse effect on us; our accounting and other estimates may be imprecise; our development of new orebodies and other capital costs may cost more and provide less return than we estimated; our mineralization estimates may be imprecise; we are not in production; we are a “designated security”;  and those risks set forth in the Form 10-K for the year ended 12/31/09.

d.

The Units, Common Stock, Series A Warrants, and  underlying Derivative Securities subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of THMG, and the prior opinion of counsel for THMG, that such disposition will not violate Federal and/or State Securities Acts.

e.

THMG is under no obligation to register or seek an exemption under any Federal and/or State Securities Acts for Units, Common Stock, Series A Warrants, and underlying Derivative Securities of THMG, or to cause or permit such securities to be transferred in the absence of any such registration or  exemption and that Subscriber herein must hold such Units, Common Stock, Series A Warrants, and underlying Derivative Securities indefinitely unless such Units, Common Stock, Series A Warrants, and underlying Derivative Securities are is  subsequently registered under Federal and/or State Securities Acts or an exemption from  registration is available.

f.

At the time of subscription, Subscriber reviewed the economic consequences of the purchase of the Units, Common Stock, Series A Warrants, and underlying Derivative Securities with his/her attorney and/or other financial advisor, was afforded access to the books and records of the Company, conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. Company has not provided Subscriber with any representations, statements, or warranties as to the Common Stock  and Warrants.

g.

Subscriber had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in THMG; provided that  nothing herein shall be deemed to be an acknowledgement of the accuracy or completeness of such responses.

(I)

Subscriber has additionally reviewed the Offering Memorandum, dated  April 30, 2010, together with the Company’s SEC filings that are available to the public on the SEC's web site at http://www.sec.gov. Such filings include the Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended September 30, 2009, and subsequent SEC filings. Our file number is: 001-08429. Readers are urged to review the Company’s SEC filings. THMG common stock is traded on the OTC Electronic Bulletin Board under the symbol THMG.

h.

Subscriber confirms that he/she is able (i) to bear the economic risk of the investment,  (ii) to hold the Units, Common Stock, Series A Warrants, and  underlying Derivative Securities for an indefinite period of time, and (iii) to afford a complete loss of their investment; and represents that he/she has adequate means of  providing for its current needs and possible personal contingencies,  and that he/she has no need for liquidity in this investment; (iv) this investment is suitable for Subscriber based upon its investment holdings and financial situation and needs, and this investment does not exceed ten percent of Subscriber's net worth; (v) Subscriber has by reason of his/her business or financial experience could be reasonably assumed to have the capacity to protect his/her own interests  in connection with this transaction.

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i.

Subscriber confirms that the undersigned is an existing shareholder of THMG as well as being an “accredited investor" within the meaning of section 2(15) of the Act and Rule 501, et seq. of Regulation "D", and that this transaction is intended to be exempt from registration under the Act by virtue of section 4(2) of the Act and the provisions of Rule 506 of Regulation D and/or Rule 4(6) promulgated thereunder.

Each Subscriber represents (please indicate as to the appropriate section):

As provided by Rule 501(a) of Regulation D, my representation that I am or represent an accredited investor is based upon one of the following grounds that I am or represent (please check one):

☒

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

☒

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

☒

A director or executive officer of the Company;

☒

A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds One Million Dollars ($1,000,000);

☒

A natural person who has an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two (2) most recent years and has a reasonable expectation of reaching the same income level in the current year;

☒

A natural person who has a joint income with that person’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of the two (2) most recent years and has a reasonable expectation of reaching the same income level in the current year;

☒

A trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined by Rule 506(b)(2)(ii) of the Securities Act; or

☐

An entity in which all of the equity owners are accredited investors.

j.

If the Subscriber is, or is acting on behalf of, a Keogh or corporate pension or profit-sharing plan, or an individual retirement account, the undersigned represents and warrants to THMG  that to the best of the undersigned's knowledge the undersigned's interest in the Company will not result in a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

k.

If the Subscriber is, or is acting on behalf of, an employee benefit plan as defined in ERISA ("Plan"), the undersigned fiduciary or Plan represents and warrants to THMG that:

(i)

The Plan's commitment to purchase Rule 506 of Regulation D/Rule 4(6) does not, in the aggregate, constitute more than 10% of the fair market value of the Plan's assets;

(ii)

The undersigned fiduciary or Plan has considered the following with respect to the Plan's investment in Common Stock and has determined that, in view of such considerations, the purchase of Common Stock is consistent with the undersigned

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fiduciary's or Plan's fiduciary responsibilities under ERISA:

(A)

the role such investment or investment course of action plays in that portion of the Plan's portfolio that the undersigned fiduciary or Plan manages;

(B)

whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the undersigned fiduciary or Plan to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(C)

the composition of that portion of the portfolio that the undersigned fiduciary or Plan manages with regard to diversification;

(D)

the liquidity and current rate of return of that portion of the  portfolio managed by the undersigned fiduciary or Plan relative to the anticipated cash flow requirements of the Plan; and,

(E)

the projected return of that portion of the portfolio managed by the undersigned fiduciary or Plan relative to the funding objectives of the Plan.

3.

Arbitration: This Agreement shall be governed by, and construed in accordance with the internal laws of the state of Nevada (without reference to its rules governing the choice or conflict of laws that would cause the laws of any other jurisdiction to be applied), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada with respect to the enforcement of any arbitration decision related to this Subscription Agreement or the RP Warrant. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between the Holder and the Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents, or promoters of the Company), on behalf of the undersigned, or this Warrant Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating or deriving from Securities, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada Law. The Subscriber waives any right to punitive damage claims. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for any arbitration shall lie in Boise, Idaho.

4.

Indemnification: Subscriber acknowledges that he/she understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless the Company and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgement of Subscriber contained in this Agreement.

5.

Miscellaneous: This Agreement may not be assigned by Subscriber. This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification. All of the terms, provisions and conditions of this Agreement shall be binding upon and

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inure to the benefit of the parties hereto and their respective heirs, successors, and legal representatives. The laws of the State of Nevada shall govern the rights of the parties as to this Agreement.

6.

Notices: All notes or other communications hereunder (except payment) shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, or by Express Mail Service or similar courier, addressed as follows:

(I)

Subscriber:

At the address designated on the signature page of this Agreement

(II)

Company:

5248 W. Chinden Blvd.

Boise, Idaho 83714

Attention: E. James Collord, President

7.

Designation of Ownership: Subscriber wishes to own the RP Warrant as follows:

(a)   X

Separate or individual property

(b)

Husband and wife as community property (Community property states only)

(c)

Joint tenants with right of survivorship (Both parties must sign)

(d)

Tenants in common (Both parties must sign)

(e)

Trust (include name of trust and name of trustee)

(f)

Other (indicate):

(g)

Corporation (include name of President and Secretary)

(h)

Limited Liability Company (include name of Manager and all Members)

8.

Subscriber Status:

[X]

I am NOT a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority (FINRA); and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any broker/dealer, company, firm, organization, or other entity which is a member of FINRA.

[    ]

I am a member of or an associate or affiliate of a member of FINRA. Attached is a copy of an agreement signed by the principal and compliance officer of the firm with which I am affiliated agreeing to my participation in this investment.

9.

 Disclosure Required Under State Law: The offering and sale of the Securities is intended to be exempt from registration under the securities laws of certain states. Subscribers who reside or purchase the Securities may be required to make additional disclosures by the securities laws of various states and agrees to provide such additional disclosures as requested by the Company upon written request. Subscriber understands and agrees that certain legends required by the laws of the State of California, or other states may be placed on certificates representing the Securities.  The Company may also be required to meet other requirements for offerings under applicable state “Blue Sky” laws.

10.

Representations required for California Resident:  If I am a California Resident, I understand that: “it is unlawful to consummate a sale of transfer of this security, or nay interest therein, or to receive any consideration there, without the prior written consent of the commissioner of California, except as permitted in the Commissioner’s rules.”

(a)

The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each

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issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)

It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

1)

to the issuer;

2)

pursuant to the order or process of any court;

3)

to any person described in Subdivision (I) of Section 25102 of the Code or Section 260.105.14 of these rules;

4)

to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestor, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee of the transferee’s ancestors, descendants or spouse;

5)

to holders of securities of the same class of the same issuer;

6)

by way of gift or donation inter vivos or on death;

7)

by or through a broker-dealer licensed under the Code 9either acting as such or as a finder) to a resident of a foreign state territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

8)

to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicated or selling group;

9)

if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

10)

by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

11)

by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of  a corporation to such corporations;

12)

by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of section 25143 is in effect with respect to such qualifications;

13)

between residents of foreign state, territories or countries who are neither domiciled nor actually present in this state;

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14)

to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

15)

by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (I) discloses to the potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

16)

by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

17)

By way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)

The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereto, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SUBSCRIBER HEREBY DECLARES AND AFFIRMS THAT HE/SHE HAS READ THE WITHIN AND FOREGOING SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREIN SET FORTH, AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.

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IN WITNESS WHEREOF, Subscriber executed this Agreement this

10th

 day of

May

, 2010.

FOR INDIVIDUAL SUBSCRIBERS:

   /s/ Ronald W. Guill

Signature of Subscriber

Signature of Subscriber's

Spouse or Other Subscriber (if applicable)

    Ronald W. Guill

(Please type or print name of

(Please type or print name of

Subscriber as it appears above)

Subscriber's Spouse or Other Subscriber as it appears above)

        (omitted)

Social Security or Employer

Social Security of Employer Identification Number of

Identification Number of

Subscriber's Spouse or Other Subscriber

Subscriber

    2250 E. Gossamer Lane

Street Address

Street Address

Boise, ID 83706

City     State     Zip Code

City     State     Zip Code

This Subscription Agreement is hereby accepted by the Company this        day of                               , 2010.

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